Exhibit 1.01

2020

Conflict Minerals Report of RH in Accordance with Rule 13p-1 under the Securities and Exchange Act of 1934

I. Introduction

1.                       Overview of our Conflict Minerals Report

This Conflict Minerals Report of RH (the “Company,” “us,” “we”) is prepared in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the reporting period January 1, 2020 to December 31, 2020 (the “reporting period”). RH is inclusive of its wholly-owned subsidiary Restoration Hardware, Inc. and its subsidiaries, including, but not limited to, the subsidiary that owns the business operating under the name “Waterworks.” The information provided in this Conflict Minerals Report on behalf of RH is inclusive of Waterworks, its products and supply chain.

The Rule requires issuers that manufacture or contract to manufacture products that contain conflict minerals that are necessary to the functionality or production of those products to, among other things, disclose annually whether any of those conflict minerals originated in the Covered Countries and if so, to submit a report to the Securities and Exchange Commission (the “SEC”) that includes a description of the measures they took to exercise due diligence on the conflict minerals’ source and chain of custody. Conflict minerals are defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, and their derivatives, which are limited to tantalum, tin and tungsten (the “conflict minerals”). The “Covered Countries” for purposes of the Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

2.                      Overview of our Supply Chain, Verification Process and Conflict Minerals Policy

During the reporting period, RH did not own or operate any manufacturing facilities that manufacture products that contain conflict minerals that are necessary to the functionality or production of those products. Instead, RH contracted and had relationships with third-party suppliers who manufacture products for RH that contain conflict minerals that are necessary to the functionality or production of those products. These products that the Company “contracts to manufacture,” as such term is referred to by the Rule, are herein referred to as the “Subject Products.” The Subject Products are manufactured for the Company through such suppliers’ own factories or factories with which such suppliers have commercial relationships. The Company must therefore rely on its third-party suppliers to provide information regarding the existence of conflict minerals in the Subject Products and their origin.

The Company relied upon multi-stakeholder initiatives that provide verification processes for conflict-free minerals from the smelters or refiners who may provide those minerals to companies in our supply chain. The Company is many steps removed from the mining of conflict minerals. The Company does not purchase raw or unrefined conflict minerals, and conducts no purchasing activities directly in the Covered Countries. The statements herein are based on the activities performed to date, in good faith, by the Company and on the information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions in the information provided by suppliers or smelters, ongoing identification of smelters in our supply chain, and incomplete information from industry or other third-party sources, among other factors.

We maintain a Conflict Minerals Policy that is incorporated into our Vendor’s Operation Manual (the “Vendor Manual”), which our suppliers are able to access via a secure website.

II. Description of Products Covered by this Conflict Minerals Report

RH offers merchandise assortments across a growing number of categories, including furniture, lighting, textiles, bathware, décor, outdoor and garden, and children’s furnishings. The Subject Products included products sold by the Company in the following categories: furniture, bathware, plumbing fixtures, lighting fixtures, kitchen and bath hardware, décor, outdoor and garden, and children’s furnishings.

III. Reasonable Country of Origin Inquiry

In accordance with the Rule, we conducted in good faith a reasonable country of origin inquiry (the “RCOI”) that was reasonably designed to determine whether any of the necessary conflict minerals in the Subject Products originated in the

Covered Countries or were from recycled or scrap sources.

To conduct our RCOI, we used a conflict minerals reporting template developed by the Responsible Minerals Initiative (“RMI”) (formerly Conflict Free Sourcing Initiative (“CFSI”)), an initiative founded by members of the Electronic Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI). We requested this information from our direct suppliers who manufacture our Subject Products.

Based on our RCOI, we have reason to believe that some of the necessary conflict minerals used in our Subject Products originated in the Covered Countries and may not have been from recycled or scrap sources. Accordingly, we conducted due diligence to determine the source and chain of custody of these conflict minerals.

IV. Due Diligence Process

We have designed our diligence efforts to generally conform to the Organization for Economic Cooperation and Development’s (the “OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying supplements (the “OECD Guidance”).

The OECD Guidance identifies five due diligence steps: (i) Establish Strong Company Management Systems; (ii) Identify and Assess Risks in the Supply Chain; (iii) Design and Implement a Strategy to Respond to Identified Risks; (iv) Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence; and (v) Report Annually on Supply Chain Due Diligence.

The due diligence steps that we executed included the following:

Step	OECD Guidance Steps	Due diligence activities performed by RH
1	Establish Strong Company Management Systems	Maintain Conflict Minerals Policy	•	We maintained a Conflict Minerals Policy that is published online, in our Vendor Manual.

		Maintained Conflict Minerals Compliance Team	•

We maintained an internal conflict minerals team composed of a representative from the legal department and a representative from our vendor compliance team (the “Conflict Minerals Compliance Team”). The team was structured to ensure our annual conflict minerals due diligence was executed.

			•	Our Conflict Minerals Compliance Team periodically reported on its due diligence activities to the legal department and the Vendor Compliance and Product Compliance teams.

		Internal Engagement	•	We educated and continue educating relevant employees on our conflict minerals program and reporting obligations.

		Supplier Engagement	•	We provided our direct suppliers information on conflict minerals and our disclosure requirements.

2	Identify and Assess Risks in the Supply Chain	Identified Products in Scope	•

Our Conflict Minerals Compliance Team conducted a review of the products contracted to be manufactured during the reporting period to identify suppliers that manufacture product categories and Subject Products that may contain conflict minerals.

		Inquired about Due Diligence	•	We used the responses from our direct suppliers to the RMI reporting template to review their due diligence

Measures Performed by Direct Suppliers

activities, including whether they had adopted a conflict minerals policy, required their own suppliers to source from processing facilities validated by an independent audit firm, and implemented a review process that includes corrective action management.

•

As deemed appropriate by us, we followed up by email or phone with the suppliers who did not respond to our request to complete the RMI reporting template, or who submitted incomplete responses or responses that we determined may have contained errors or inaccuracies.

			•	We employed a conflict minerals data management tool that tracks communications sent to direct suppliers and consolidates suppliers responses to the RMI template for analysis and reporting.

		Identified Smelters	•

We collected a list of smelters/processors that are in our supply chain by utilizing the RMI reporting template via a web-based platform. We determined if the processing facilities adhere to responsible sourcing practices by reconciling that list to the list of facilities designated by the RMI Responsible Minerals Assurance Program (“RMAP”) as RMAP Conformant Smelters & Refiners and the RMI list of Active Smelters & Refiners that have committed to undergo the RMAP audit. We have provided lists of smelters/processors that are reported in our supply chain in Appendix A.

3	Design and Implement a Strategy to Respond to Identified Risks	Internal Reporting System	•	Our Conflict Minerals Compliance Team periodically reported on its due diligence activities to the legal department and the Vendor Compliance and Product Compliance teams.

		Maintained Conflict Minerals Policy	•	We maintained a Conflict Minerals Policy that is published online, in our Vendor Manual.

		Verified Smelters	•

As part of our risk mitigation process, we determined if the processing facilities identified in our supply chain adhere to responsible sourcing practices by reconciling the list of smelters collected from our direct suppliers to the list of smelter facilities that have been verified as complying with the RMAP and the RMI list of Active Smelters & Refiners that have committed to undergo the RMAP audit.

4	Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence		•	We relied on the RMI’s published lists to verify the RMAP compliance status of smelters/processors that are reported in our supply chain.

5	Report Annually on Supply Chain Due Diligence		•	This Conflict Minerals Report is filed with the SEC and publicly available on our website at ir.rh.com, by clicking on “Financials & Filings,” and then “SEC Filings.”

V. Review of Due Diligence Results

1.                       Facilities Used to Process Conflict Minerals in Subject Products

Based on our due diligence process and the information received from our direct suppliers, we have identified, in Appendix A, facilities that may have been used to process conflict minerals used in the Subject Products.

2.                               Country of Origin of Conflict Minerals in Subject Products

Based on the information provided by our direct suppliers, we have reason to believe that some of the products RH sold during the reporting year contain necessary conflict minerals that originated from the Covered Countries.  Sixteen of our direct suppliers indicated that products supplied to RH contained intentionally added conflict minerals necessary to the function and/or production of the product.  Of these sixteen direct suppliers: ten indicated that the products they sold to RH contained necessary conflict minerals that did not originate in the Covered Countries; three indicated that the products they sold to RH contained necessary conflict minerals originating in the Covered Countries (and one such supplier is required to file an annual conflict minerals disclosure with the SEC); and three did not know the country of origin of the necessary conflict minerals in their products, including if conflict minerals in finished products originated in the Covered Countries.  Three suppliers within this group also reported only using conflict minerals from 100% recycled or scrap sources.  In addition, 16% of our direct suppliers did not respond to our survey. Accordingly, notwithstanding our due diligence efforts, we were unable to determine the origin of a portion of conflict minerals contained in certain of the Subject Products.

3.                        Efforts to Identify the Mine or Location of Origin of the Conflict Minerals

Our reasonable country-of-origin inquiry and due diligence process described above represent our efforts to identify the mine or location of origin for the conflict minerals contained in the Subject Products for this reporting period.

VI. Steps To Be Taken To Mitigate Risk

RH intends to continue to require our suppliers to comply with our Conflict Minerals Policy and to keep it posted online in our Vendor Manual for all suppliers to access. Over time, we anticipate that the amount of information available globally on the traceability and sourcing of conflict minerals will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. We expect that our direct suppliers will comply with our Conflict Minerals Policy and (i) provide appropriate information and conduct necessary due diligence to facilitate our compliance with the Rule, (ii) implement and communicate to their relevant personnel and suppliers policies that are consistent with the Policy, (iii) put in place procedures and contractual provisions for the traceability of conflict minerals, working with their suppliers as applicable, (iv) use reasonable efforts to source conflict minerals from smelters and refiners that have been validated by a recognized, independent third party as DRC conflict free, and (v) adopt a risk management strategy with respect to identified risks in the supply chain that is consistent with our Conflict Minerals Policy.

In addition to the due diligence steps that we took during the reporting period, which we intend to continue for 2021 as applicable, we intend to communicate to new suppliers our sourcing expectations, including by disseminating our Conflict Minerals Policy to them.

VII. Independent Private Sector Audit

Not required for the reporting period.

Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements within the meaning of the federal securities laws including statements related to our business, products and conflict mineral efforts, including steps we intend to take in the future to mitigate the risk that the conflict minerals used in the Subject Products benefit the armed groups on the Covered Countries, our ability to monitor the progress of our suppliers or that our suppliers would comply with our Conflict Mineral Policy and our requests for timely and accurate information, our suppliers’ ability to source conflict minerals from smelters and refiners that have been validated by a recognized, independent third party as DRC conflict free, and the effectiveness of any of our risk management strategies to identify risks in the supply chain consistent with our Conflict Minerals Policy. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that may cause these forward-looking statements to differ materially from our expectations include, among others: failure to carry out our plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers; lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities); internal and external resource constraints; political developments in the Covered Countries and regulatory developments in the United States, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH Form 10-K filed with the SEC on March 30, 2021, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this Conflict Minerals Report speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Appendix A

Processing Facilities

Table 1. RMAP-conformant processing facilities as listed by RMI as of May 26, 2021

Processing facilities and their locations reported in our supply chain that are reported by RMI as conformant with the RMAP.

Mineral	Facility ID	Processing Facility Name	Country
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	CID002549	H.C. Starck Ltd.	JAPAN
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002539	KEMET Blue Metals	MEXICO
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	CID001200	NPM Silmet AS	ESTONIA
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL

Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	CID000292	Alpha	UNITED STATES OF AMERICA
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tin	CID000402	Dowa	JAPAN
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000468	Fenix Metals	POLAND
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	CID002773	Metallo Belgium N.V.	BELGIUM
Tin	CID002774	Metallo Spain S.L.U.	SPAIN
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL
Tin	CID001182	Minsur	PERU
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL

Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	CID001758	Soft Metais Ltda.	BRAZIL
Tin	CID001898	Thaisarco	THAILAND
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID002180	Yunnan Tin Company Limited	CHINA
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN
Tungsten	CID002833	ACL Metais Eireli	BRAZIL
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002543	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Table 2. RMAP-participating processing facilities as listed by RMI as of May 26, 2021

Processing facilities and their locations reported in our supply chain that are reported by RMI as active with the RMAP.

Mineral	Facility ID	Processing Facility Name	Country
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL
Tin	CID002756	Super Ligas	BRAZIL

Table 3. RMAP-non-participating processing facilities as of May 26, 2021

Processing facilities and their locations reported in our supply chain that are not reported as either compliant with or participating in the RMAP.

Mineral	Facility ID	Processing Facility Name	Country
Gold	Not Listed	Daffara Dorature	ITALY
Gold	Not Listed	Morvillo & Son	UNITED STATES OF AMERICA
Gold	Not Listed	SHR Precious Metals, Inc.	UNITED STATES OF AMERICA
Tin	Not Listed	Almag	ITALY
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Not Listed	Dongguan Best Allows Co., Ltd	CHINA
Tin	Not Listed	Heshan Jinyi Copper Co., Ltd	CHINA
Tin	Not Listed	Lee Kee Group	CHINA
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Not Listed	Prandelli Lorenzo & Figli SRL	ITALY
Tin	Not Listed	Suzhou Honlux Copperalloy Material Co., LTD	CHINA
Tin	Not Listed	Tomghsia Industrial Co., Ltd	TAIWAN, PROVINCE OF CHINA
Tin	Not Listed	Trafilerie Carlo Gnutti	ITALY
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM